UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CENTRACORE PROPERTIES TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TIME IS SHORT.

PLEASE VOTE YOUR SHARES TODAY.

January 16, 2007

Dear Fellow Shareholders:

The Special Meeting of Shareholders of CentraCore Properties Trust (the “Company”) scheduled for January 23, 2007, is one week away. Our records indicate we still have not yet received your proxy for this important meeting. Your vote is important. Please assist us by voting your shares today.

The approval of the proposed merger requires the affirmative vote of holders of two-thirds of our outstanding shares. The vote of all shareholders is important in reaching the required two-thirds vote. If you do not vote your shares, it has the same effect as voting against the merger agreement. Please act today to vote your shares.

If the merger with The GEO Group is completed, you will receive $32.00 in cash for each share of the Company’s common stock you own, plus unpaid dividends through the closing date. If we do not obtain the required vote, we will not be able to consummate the merger and you will not receive any merger consideration. Our Board of Trustees has unanimously approved the merger agreement and recommends that our shareholders vote FOR approval of the merger agreement.

We need your vote participation. Telephone and Internet voting methods represent the most prompt means to record your vote and avoid further solicitation costs. See reverse side of this letter for additional instructions. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., toll-free at 1-800-967-7921.

Thank you in advance for your cooperation and continued support.

Sincerely,

CHARLES R. JONES

PRESIDENT AND CHIEF EXECUTIVE OFFICER

3 Easy Ways To Vote

Help your company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your proxy or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.

YOUR VOTE IS IMPORTANT — PLEASE ACT TODAY

Street name shareholders: Your bank or broker cannot vote your shares on the merger proposal unless it receives your specific instructions. Please contact the person responsible for your account and instruct him or her to cast a vote “FOR” the merger on your behalf.

Important Information and Where to Find It

In connection with the proposed merger, CPT filed a proxy statement and other relevant documents with the Securities and Exchange Commission (the “SEC”) on December 11, 2006. CPT URGES INVESTORS AND SHAREHOLDERS TO REVIEW THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC RELATED TO THE PROPOSED MERGER CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CPT, THE PROPOSED MERGER AND RELATED MATTERS.

The proxy statement and other documents filed with the SEC by CPT are available without charge on the SEC’s web site at www.sec.gov. A free copy of these documents may also be obtained from CentraCore Properties Trust, 11376 Jog Road, Suite 101 Palm Beach Gardens, FL 33418. Shareholders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the merger.